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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
XM Satellite Radio Holdings Inc.
XM Satellite Radio Inc.:

We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

Our reports, dated March 27, 2003, contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS as of January 1, 2002.

                                           /s/ KPMG LLP

McLean, Virginia
August 4, 2003